UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                            FORM 8-K/A

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):
                          March 21, 2000


                       ZANDRIA CORPORATION
      (Exact name of registrant as specified in its charter)



Nevada                     33-55254-30                 87-0438851
(State of other       (Commission File No.)         (IRS Employer
jurisdiction of                               Identification No.)
incorporation)


          1450 Front Street, San Diego, California 92101
             (Address of principal executive offices)


                          (619) 615-3110
       (Registrant's telephone number, including area code)

                      Registrant's Attorney:
                   B. Roland Frasier, III, Esq.
                   Gage, Frasier & Teeple, LLP
                9255 Towne Center Drive, Suite 500
                   San Diego, California 92121
                          (858) 622-7878


                               N/A
  (Former name or former address, if changed since last report)


                 This Report Consists of 2 Pages

Item 1  Changes in Control of Registrant

     Not Applicable.


Item 2  Acquisition on Disposition of Assets

     In the original 8-K filed in March, 2000, the Registrant filed an Exhibit "A" which failed to clearly set forth the list of assets it acquired from Zandria Entertainment Networks, Inc. on March 14, 2000. A corrected Exhibit "A" is filed herewith.


Item 3  Bankruptcy or Receivership

     Not Applicable.


Item 4  Changes in Registrant's Certifying Accountant

     Not Applicable.


Item 5  Other Events

     Not Applicable.


Item 6  Resignations of Registrant's Directors

     Not Applicable.


Item 7  Financial Statement and Exhibits

     Not Applicable.


Item 8  Supplementary Information

     Not Applicable.


                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Zandria Corporation
                                   (Registrant)



Dated:  April 13, 2000             By: /s/ Trevor Watson
                                       Trevor Watson
                                       CEO/Director

                           EXHIBIT "A"


                      ZANDRIA CORPORATION
 ASSET PURCHASE AGREEMENT BETWEEN ZANDRIA ENTERTAINMENT NETWORK
                    AND ZANDRIA CORPORATION
                      DATED MARCH 14, 2000
       ZANDRIA CORPORATION BALANCE SHEET POST TRANSACTION
                         (NOT AUDITED)



                                                       Post
                                                       Transaction
ASSETS                                                 14-Mar-00

Current Assets:
 Cash Accounts
  Checking Account                 $   309,539
  Money Market                     $   504,250
                                   -----------
Total Cash                                             $   813,789

Receivable from ZEN                                    $   550,000
                                                       -----------
Total Current Assets                                   $ 1,363,789

Fixed Assets:
  Furniture, Fixtures & Equipment  $    61,372
  Less: Accum Depr                 $    (6,819)
                                   -----------
  Net Furniture, Fixtures
  & Equipment                                          $    54,553

  Vehicles                         $    45,442
  Less: Accum Depr                 $    (5,049)
                                   -----------
  Net Vehicles                                         $    40,392

  Leasehold Improvements           $    68,795
  Less: Accum Depr                 $       -
                                   -----------
  Net Leasehold Improvements                           $    68,795
                                                       -----------
Total Fixed Assets                                     $   163,740


Other Assets:
  Investment in Levelred.com       $   922,205
  Tradename "Levelred.com"         $    25,000
  Other                            $       -
                                   -----------
Total Other Assets                                     $   947,205
                                                       -----------
Total Assets                                           $ 2,474,735


LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

  Sales Fees Payable                                   $   353,000
  Other Accrued Payables                               $    20,000
                                                       -----------
Total Liabilities                                      $   373,000

Shareholders' Equity
  Common Stock 5,116,666 Shares, par value $0.001      $     5,117
  Paid-in Capital                                      $ 2,098,618
  Retained Earnings                                    $    (2,000)
  Current Year Earnings                                $       -
                                                       -----------
Total Shareholders' Equity                             $ 2,101,735

Total Liabilities and Shareholders' Equity             $ 2,474,735


                      ZANDRIA CORPORATION
 ASSET PURCHASE AGREEMENT BETWEEN ZANDRIA ENTERTAINMENT NETWORK
                    AND ZANDRIA CORPORATION
                      DATED MARCH 14, 2000
                     NOTES TO BALANCE SHEET


Notes to Balance Sheet:

1.   On 3/14/00, pursuant to the Asset Purchase Agreement,
     Zandria Corporation acquired the assets of Zandria
     Entertainment Network, Inc. ("ZEN"). Assets and liabilities were transferred on a purchase accounting basis at book value.

2.   Prior to this transaction the balance sheet of Zandria
     Corporation showed no assets and no liabilities.

3.   Prior to this transaction the balance of Zandria
     Corporation's Shareholder Equity included retained loss at 12/31/99 of $2,000, and 1,000,000 shares common stock issued and outstanding, par value $0.001 with paid-in-capital of $1,000.

4.   On 12/31/99 1,000,000 shares of common stock, par value
     $0.001, were issued and outstanding leaving 99,000,000 shares authorized but not issued.

5. Pursuant to the Asset Purchase Agreement, 4,000,000 shares of common stock, par value $0.001, issued to ZEN, and 116,666 shares of common stock were issued to Capital
     General Corporation pursuant to the Agreement.

6. The above referenced transactions result in 5,116,666 of common shares, par value $0.001, issued and outstanding.

7. Subsequent to the date of the Asset Purchase Agreement a 6 for 1 forward split of the common stock of this company was authorized by a resolution of the Board of Directors.

8. On 3/16/00 1,498,600 of shares common stock were issued to Shesado, Ltd. post split.

9. Resulting shares of common stock outstanding at 3/16/00 are 32,498,596.